                                                               Exhibit (a)(1)(D)

                                  Modem Media

                       OPTIONEE ACTIVITY [Option Holder]

            All Types B All Plans, All Grants, As of  [Day], [Date]

  Option Holder Name                            Grant                                                   Subject to     Expired or
    Plan/Next Vest       Grant No.     Type     Date      Shares     Price     Vested     Exercised     Repurchase     Cancelled
---------------------- ------------- -------- --------- ---------- --------- ---------- ------------- -------------- --------------
[Option Holder]
[Tax I.D. No.]
[Address]

[Plan Name/
Next Vesting Date]




-----------------------------------------------------------------------------------------------------------------------------------

  Option Holder Name                      Outstanding     Outstanding
    Plan/Next Vest        Outstanding      Un-Vested      Exercisable
----------------------  --------------- --------------- ---------------
[Option Holder]
[Tax I.D. No.]
[Address]

[Plan Name/
Next Vesting Date]




                             Totals for [Option Holder]:
-----------------------------------------------------------------------

If your employment is terminated, Outstanding Un-Vested shares as of the date of termination are automatically cancelled.
If you have more than one grant, numbers in brackets represent Weighted Average Price per Share.

>> Prices and Shares restated to account for the following Split in Common:

     Date: 3/01/00       Ratio: 2 for 1    Cumulative Ratio: 2.000000000